UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1/A
Amendment No. 2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CURRY GOLD CORP.
(Exact name of registrant as specified in its charter)

NEVADA	5810	46-0524121
(State of incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

Curry Gold Corp. Bachstrasse 1 Butschwil 9606 Switzerland 41 76 492 8779	The Law Office of Michael M. Kessler, P.C. 3436 American River Dr., Suite 11 Sacramento, CA 95864 Phone: (916) 239-4000 / (916) 239-4008
(Address, Zip Code and Telephone Number of Principal Executive Offices)	(Name, address and telephone number of legal council)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

 CALCULATION OF REGISTRATION FEE

Securities To Be Registered	Amount To Be Registered	Offering Price Per Share (1)	Aggregate Offering Price (2)	Registration Fee
Common Stock:	1,300,000	$0.01	$13,000	$0.53

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.01 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.
No exchange or over-the-counter market exists for our shares.  The offering price was established by management and does not reflect market value, assets or any established criteria of valuation.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

Curry Gold Corp
1,300,000 Shares of Common Stock

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

Before this offering, there has been no public market for the common stock.

	Price Per Share	Aggregate Offering Price	Dollar Amount to be Registered
Common Stock	$0.01	$13,000	$13,000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board or equivalent market, and thereafter at prevailing market prices or privately negotiated prices.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise and any representation to the contrary is a criminal offense.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 6, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____________________.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING AT PAGE 6.

PART I - INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our common stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us," "our," and "Company" refer to Curry Gold Corp, a Nevada corporation.  "Common Stock" refers to the Common Stock, par value $0.001 per share, of Curry Gold Corp.  Additionally, unless otherwise stated all amounts listed herein are in United States dollars.

We are currently a development stage company. Our strategy is to become an operator and franchisor of fast-casual food catering vans that capitalize on the growing trend of food to go (convenience food) with it’s Currywurst product, a product native to Germany, and market it through Switzerland and into major metropolitan US cities.

Our principal executive offices are located at Bachstrasse 1, 9606 Butschwil, Switzerland; our telephone number is +41 76 492 8779. We have generated no revenues since our inception in September 2009, had a working capital deficit of $745 as of November 30, 2009 and had a net loss of $745 for the year ended November 30, 2009, and an accumulated net loss of $745 for the period from inception until November 30, 2009.  We had a deficit accumulated during the development stage of $745 as of November 30, 2009. We have budgeted the need for approximately $205,000 of additional funding during the next 12 months to continue our business operations, pay costs and expenses associated with our filing requirements with the Securities and Exchange Commission (assuming the Registration Statement, of which this Prospectus is a part is declared effective) and conduct our business activities as planned, and such funding may not be able to be raised on favorable terms, if at all.  We believe we can continue our operations for approximately the next 9 months if no additional financing is raised, with a loan to us as agreed upon by our President, Soenke Timm, in the amount of $20,000, together with interest accrued at the rate of ten percent (10%) per year on any unpaid balance. If we are unable to raise adequate working capital for fiscal 2010, we will be restricted in the implementation of our business plan.  If this were to happen, the value of our securities would diminish and we may be forced to change our business plan for fiscal 2010, which would result in the value of our securities declining in value and/or becoming worthless.  If we raise an adequate amount of working capital to implement our business plan, we anticipate incurring net losses until we obtain a sufficient number of customers to support our expenses and start up costs, if ever.

The shares of common stock offered herein represent 1,300,000 shares sold by the Company to 22 private investors in a private placement from October 2009 to November 2009, at $0.01 per share, acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933, and an aggregate of 2,050,000 shares of common stock issued in a private placement to two officers of the Company in October 2009.

We have no revenues, have had capital losses since inception, have had only limited operations, and have been issued a going concern opinion by our auditors.  We rely upon the sale of our securities to fund operations or interim loans from our shareholders; however, there can be no assurance that either of these sources of financing will be available in the near future, if at all.

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

SUMMARY OF OUR OFFERING

This summary highlights important information about our business and about this offering. Because it is a summary, it does not contain all the information you should consider before investing in the common stock. So, please read the entire prospectus.

Our Business

We are currently a development stage company. Our strategy is to become an operator and franchisor of fast-casual food catering vans that capitalize on the growing trend of food to go (convenience food) with it’s Currywurst product, a product native to Germany, and market it through Switzerland and into major metropolitan US cities.

Curry Gold Corp is a food company that wishes to serve the vast and expanding number of immigrants from Germany in Switzerland with a traditional and well known snack called Currywurst. After successful implementation of the product and brand, Curry Gold Corp wishes to expand to the US in such cities as New York, Washington, Boston and Chicago, as these cities have the most European tourists, expatriates and affinities.

Curry Gold Corp plans to serve its grilled specialty and beverages out of a catering van, yet to be purchased by the company, to reach customers at places of interest, business districts and evening entertainment areas. The catering van would hold the grill, fryer and cooling areas for beverages.

This is a summary and the information is selective, it does not contain all information that may be important to you. The summary highlights the more detailed information and financial statements appearing elsewhere in this document. It is only a summary. We urge you to read the entire prospectus carefully.

We were incorporated in the State of Nevada on September 29, 2009. Our administrative office is located at Bachstrasse 1, Butschwil 9606, Switzerland and our registered statutory office is located at 1117 Desert Lane, Las Vegas, Nevada 89102. Our telephone number is 41 76 492 8779.  Our fiscal year end is November 30.

The Offering

Following is a brief summary of this offering:

Securities being offered	Up to 1,300,000 shares of common stock, par value $0.001.

Offering price per share
The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus

Termination of the Offering
The offering will conclude when all of the 1,300,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k) or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued	1,300,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Going Concern
Because of our need for additional funding (as described above), as well as other factors, our independent accountants have issued a going concern opinion as described in greater detail in our audited financial statements filed herewith.

SUMMARY FINANCIAL DATA

We derived the summary financial information from our audited financial statements appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.

BALANCE SHEET SUMMARY INFORMATION

November 30,
2009

Cash	$15,500
Total assets	$15,500
Total current liabilities	745
Common stock	3,350
Additional paid-in capital	12,150
(Deficit) accumulated during development stage	(745)
Total stockholders' liabilities and equity	$15,500

STATEMENT OF OPERATIONS SUMMARY INFORMATION

September 30, 2009
(inception) to
November 30, 2009

Revenue	$-
Total operating expenses	745
Net (loss)	$(745)
Net (loss) per share	$(0.00)

RISK FACTORS

Please consider the following risk factors before deciding to invest in the common stock.

RISKS ASSOCIATED WITH OUR COMPANY:

1.  We need to continue as a going concern if our business is to succeed, if we do not we will go out of business.

Our independent accountant's report to our audited financial statements for the period ended November 30, 2009 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such factors identified in the report are our accumulated deficit since inception, our failure to attain profitable operations and our dependence upon obtaining adequate financing to pay our liabilities.  If we are not able to continue as a going concern, it is likely investors will lose their investments.

2.  As a start-up or development stage company, an investment in Curry Gold Corp is considered a high risk investment whereby you could lose your entire investment.

 We have just commenced operations and, therefore, we are considered a "start-up" or "development stage" company. We have not yet owned and/or operated a catering van. We will incur significant expenses in order to implement our business plan. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, inventory costs, employment costs, and advertising and marketing expenses. We cannot assure you that our proposed business plan as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment.

3.  If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete all intended objectives in our 12 month plan of operations, and therefore we will need to obtain additional financing in order to complete our business plan.  As of November 30, 2009 we had cash in the amount of $15,500. We currently do not have any operations and we have no income.

Our business plan calls for a substantial amount of capital for the set up of non-food material items such as a catering van as well as an effective marketing campaign.  We do not currently have sufficient funds to fulfill these objectives and require additional financing in order to fully execute our business plan. We will also require additional financing if the projected costs of the 12 month plan of operations is greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once our first catering van and initial marketing campaign is complete.  We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our business model and general market conditions.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.  The only other anticipated alternative for the financing of furthering our business model would be the sale of a partial interest in our company to a third party in exchange for cash, which is not presently contemplated.

4.  The success of the Company depends heavily on Soenke Timm and his relationships in the industry.

The success of the Company will depend on the abilities of Soenke Timm, our President, Chief Executive Officer, and Director, to generate business from his existing contacts and relationships within the food services industry.  The loss of Mr. Timm will have a material adverse effect on the business, results of operations (if any) and financial condition of the Company.  In addition, the loss of Mr. Timm may force the Company to seek a replacement or replacements, who may have less experience, fewer contacts, or less understanding of the business.  Further, we can make no assurances that we will be able to find a suitable replacement for Mr. Timm, which could force the Company to curtail its operations and/or cause any investment in the Company to become worthless.

The Officers of our company, Mr. Timm and Mr. Pollmann, are not covered by employment contracts and can terminate their relationship with us at any time.  They are not subject to non-competition agreements which would survive termination of employment.  We do not have “key person” insurance coverage for the loss of Mr. Timm and Mr. Pollmann. The departure of Mr. Timm and Mr. Pollmann could have negative adverse effects on our business and cause it to fail.

5. Because our Officers will be devoting a limited amount of their time to our operations our business could fail if they are unable or unwilling to devote a sufficient amount of time to our business operations.

Mr. Timm, our President, and Mr. Pollmann, our VP, have other outside business activities which take up most of their time. Since we are in the early stages of our business, Mr. Timm devotes only approximately 5-10 hours per week, Mr. Pollmann 2-3 hours per month, to managing our affairs. However, our operations may be sporadic and occur at times which are not convenient to Mr. Timm and Mr. Pollmann, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company’s business require the full business time of our President and VP, they are prepared to adjust their timetables to devote more time to the company’s business. However, they may be unable to devote sufficient time to the management of the company’s business, which could result in periodic interruptions in the implementation of the company’s plans. Such delays could have a significant negative effect on the success of our business.

6. Our Officers have no experience in managing a public company

Our officers have no previous experience in managing a public company, and we do not have any employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.  During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

7.  Soenke Timm will continue to influence matters affecting us after this offering, which may conflict with your interests.

 After giving effect to this offering, Soenke Timm, the sole director of Curry Gold Corp will beneficially own approximately 60% of the outstanding shares of common stock of Curry Gold Corp. As a result of this stock ownership, Soenke Timm will continue to influence the vote on all matters submitted to a vote of our stockholders, including the election of directors, amendments to the certificate of incorporation and the by-laws, and the approval of significant corporate transactions. This consolidation of voting power could also delay, deter or prevent a change-in-control of Curry Gold Corp that might be otherwise beneficial to stockholders.

8.  We lack an operating history and we expect to have losses in the future.

We have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the following:

a)	our ability to successfully produce a vending cart and location;
b)	our ability to attract and retain customers;
c)	our ability to maintain customer and location satisfaction for proposed product offerings;
d)	competition from other catering vendors; and
e)	our ability to attract suitable employees.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the setting up and initial marketing of our company. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

9.  Our industry is highly competitive.

The food catering industry is highly competitive and fragmented. The Company expects competition to intensify in the future. The Company expects to compete with numerous food catering companies already existing in the marketplace both in Europe and the US many of which have substantially greater financial, managerial and other resources than those presently available to the Company.  Further, in the event the Company establishes food catering concepts that can be franchised, the Company will compete with numerous other businesses for potential franchisees.  Numerous well-established companies are focusing significant resources on building and establishing profitable catering concepts that currently compete and will compete with the Company's business in the future.  The Company can make no assurance that it will be able to effectively compete with other food catering developers or that competitive pressures, including possible downward pressure on the food catering industry as a whole, will not arise. In the event that the Company cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on the Company’s business, results of operations and financial condition.

10.  Our supply costs may be higher than we expect because of fluctuations in availability and cost of meat products.

We do not intend to produce any of our own bratwurst. Instead, we will enter into supply agreements with third parties. At this time we have no established supply relationships. We may be unable to enter into supply contracts with third parties to supply high quality bratwurst or other sausage products. There is no assurance that we will be able to establish a suitable supply relationship or, if established, that such sources of supply would be able to provide us with the quantities or the quality of bratwurst or other sausage products that we may require. Our inability to enter into a suitable supply agreement could have a material adverse effect on our business.

Any supplier from whom we might purchase bratwurst or other sausage products is subject to volatility in the supply and price of meat products. Supply and price can be affected by many factors such as disease, politics and economics in the producing countries.

Although we will be an insignificant customer of the bratwurst supplier, to the supplier, bratwurst prices can be extremely volatile. We believe that increases in the cost of our purchased products can, to a certain extent, be passed through to our customers in the form of higher prices for curry wurst and beverages sold in our vending van’s. We believe that our customers will accept reasonable price increases made necessary by increased costs. Our ability to raise prices, however, may be limited by competitive pressures if other vendors do not raise prices in response to increased prices. Although we believe we have a sufficient profit margin in our proposed pricing to absorb an increase in meat prices, our inability to pass through higher prices in the form of higher retail prices for curry wurst and beverages could have an adverse effect on us. Alternatively, if bratwurst and other meat product prices remain too low, there could be adverse impacts on the level of supply and quality of bratwurst available from production plants, which could have a material adverse effect on our business efforts.

11.  Compliance with health and other government regulations applicable to us could have a material adverse effect on our business, financial condition and results of operations.

The food catering business is subject to various local, regional, municipal, state and governmental regulations, standards and other requirements for food storage, preparation facilities, food handling procedures and labor standards. We are also subject to license and permit requirements relating to health and safety. If we encounter difficulties in obtaining any necessary licenses or permits or complying with these ongoing and changing regulatory requirements we may have difficulty or may not even be able to open our food catering business. The occurrence of any of these problems could materially harm the success of our business and result in the entire loss of your investment.

12. Litigation and or bad publicity from someone getting ill after eating our product may put us out of business.

Customers may become ill after eating our products which could lead to possible litigation against the Company and potentially put us out of business. Furthermore bad publicity from someone that became ill after eating our product could damage our reputation to a point where no one would purchase our products and our business would fail.

13. We are not able to patent our product.

Patents may be important assets for us however not attainable for the food products we intend to sell. Competitors selling currywurst products are outside of our control making patenting or protecting our products unachievable. Curry Gold Corp is not able to patent its intended currywurst product or restrict other food service companies from selling currywurst as there are numerous food catering companies already selling currywurst in Germany and abroad. There are a limited number of suppliers of the currywurst sausage in which these suppliers distribute their product through our competitors.

14. Our currywurst product may not taste like the currywurst they are accustomed to and will not become repeat customer.

A critical key to our success and ability to expand is to have our initial customers become repeat customers. Repeat customers are an important form of advertising for Curry Gold Corp. If our currywurst product does not taste like the currywurst they are accustomed to they may not become repeat customers and furthermore may tell others not to buy our products.

15. Costs associated with being a public company and importing ingredients might cause us to price our product in such a way that it will fail to attract customers.

We may incur significant costs associated with public company reporting requirements and importing our currywurst spice ingredients from Berlin. Costs associated with being a pubilic reporting company include newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We may not be able to absorb these costs of being a public company and importing our currywurst spice ingredients which may cause us to price our product in such a way that we will fail to attract customers. This could negatively affect our business operations and cause us to cease operations.

16. If our currywurst product is successful it will attract competitors, including competitors from Germany, that will make expansion of our business difficult.

If our currywurst product is successful it will attract competitors, including competitors from Germany that will make expansion of our business difficult. Achieving profitability would be unlikely and could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating To the Company’s Securities

17.  You will not receive dividend income from an investment in the shares and as a result, you may never see a return on your investment.

We have never declared or paid a cash dividend on our shares nor will we in the foreseeable future. We currently intend to retain any future earnings, if any, to finance the operation and expansion of our business. Accordingly, investors who anticipate the need for immediate income from their investments by way of cash dividends should refrain from purchasing any of the securities offered by Curry Gold Corp. As we do not intend to declare dividends in the future you may never see a return on your investment and you indeed may lose your entire investment.

RISKS ASSOCIATED WITH THIS OFFERING:

18.  There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

Because our shares are considered "penny stock," trading in it will be subject to the penny stock rules which could affect your ability to resell your shares in the market, if a market ever develops in the future.

Under this offering the shares are being offered at $0.01 per share. If a trading market for our common stock was to develop in the future, we believe the any market price would be well under $5.00 per share. Securities which trade below $5.00 per share are subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934 which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions). As a result of being a penny stock, the market liquidity for our common stock may be adversely affected since the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market.

The rules governing penny stock require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000, $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing prior to effecting the transaction and in writing before or with the customer confirmation. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed on broker-dealers by such requirements may discourage them from effecting transactions in the securities underlying the shares, which could severely limit the liquidity of the securities underlying the shares and the ability of purchasers in this offering to sell the securities underlying the shares in the secondary market.

19.Shareholder may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

20.  State Securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

21.  Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our Directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, our Directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, Directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of Directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

22.  We do not currently have a public market for our securities. If there is a market for our securities in the future, such market may be volatile and illiquid.

There is currently no public market for our common stock. In the future, we hope to quote our securities on the Over-The-Counter Bulletin Board (“OTCBB”). If there is a market for our common stock in the future, we anticipate that such market would be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenues;
(3)	the number of shares in our public float;
(4)	increased competition; and
(5)	conditions and trends in the market for solar power products and alternative energy products in general.

Furthermore, if our common stock becomes quoted on the OTCBB in the future, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.  Additionally, moving forward we anticipate having a limited number of shares in our public float, and as a result, there could be extreme fluctuations in the price of our common stock.  Further, due to the limited volume of our shares which trade and our limited public float, we believe that our stock prices (bid, ask and closing prices) will be entirely arbitrary, will not relate to the actual value of the Company, and will not reflect the actual value of our common stock.  Shareholders and potential investors in our common stock should exercise caution before making an investment in the Company, and should not rely on the publicly quoted or traded stock prices in determining our common stock value, but should instead determine the value of our common stock based on the information contained in the Company's public reports, industry information, and those business valuation methods commonly used to value private companies.

23.  Nevada Law and our articles of incorporation authorize us to issue shares of stock, which shares may cause substantial dilution to our existing shareholders.

We have authorized capital stock consisting of 75,000,000 shares of common stock, $0.001 par value per share. As of the date of this Prospectus, we have 3,350,000 shares of common stock issued and outstanding.  As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued could cause substantial dilution to our then shareholders.  As a result, the issuance of shares of common stock may cause the value of our securities to decrease and/or become worthless.

24.  If our common stock is not approved for quotation on the over - the - counter bulletin board, our common stock may not be publicly traded, which could make it difficult to sell shares of our common stock and / or cause the value of our common stock to decline in value.

In order to have our common stock quoted on the OTCBB, which is our current plan, we will need to first have this Registration Statement declared effective; then engage a market maker, who will file a Form 15c2-11 with the Financial Industry Regulatory Authority ("FINRA"); and clear FINRA comments to obtain a trading symbol on the OTCBB. Assuming we clear SEC comments and assuming we clear FINRA comments, we anticipate receiving a trading symbol and having our shares of common stock quoted on the OTCBB in approximately one (1) to two (2) months after the effectiveness of this Registration Statement. In the event we are unable to have this Registration Statement declared effective by the SEC or our Form 15c2-11 is not approved by the FINRA, we plan to file a 15c2-11 to quote our shares of common stock on the Pink Sheets. If we are not cleared to have our securities quoted on the OTCBB and/or in the event we fail to obtain effectiveness of this Registration Statement, and are not cleared for trading on the Pink Sheets, there will be no public market for our common stock and it could be difficult for our then shareholders to sell shares of common stock which they own. As a result, the value of our common stock will likely be less than it would otherwise due to the difficulty shareholders will have in selling their shares. If we are unable to obtain clearance to quote our securities on the OTCBB and/or the Pink Sheets, it will be difficult for us to raise capital and we could be forced to curtail or abandon our business operations, and as a result, the value of our common stock could become worthless.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS.

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price, based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,300,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1
1,300,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed in November 2009;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1	The number of shares owned by each prior to this offering;
2	The total number of shares that are to be offered for each;
3	The total number of shares that will be owned by each upon:

(a)	completion of the offering; and
(b)	the percentage owned by each upon completion of the offering.

Name	Total number of shares owned prior to the offering	Percentage of shares owned prior to offering	Number of shares being offered	Percentage of shares owned after the offering assuming all of the shares are sold in the offering

Sybille Michel	100,000	3%	100,000	0
Christoph Jager	100,000	3%	100,000	0
Martina Schonmann	50,000	1.5%	50,000	0
Ursina Honegger	50,000	1.5%	50,000	0
Catherine Schweizer	50,000	1.5%	50,000	0
Marco P. Arnold	50,000	1.5%	50,000	0
Timo Degen	50,000	1.5%	50,000	0
Christoph Moor	50,000	1.5%	50,000	0
Andreas Lanker	50,000	1.5%	50,000	0
Moritz Vetterli	50,000	1.5%	50,000	0
Stefan Dorig	50,000	1.5%	50,000	0
Marcel Karsai	50,000	1.5%	50,000	0
Rene Berlinger	100,000	3%	100,000	0
Victor Gallus	100,000	3%	100,000	0
Naomi Meran	50,000	1.5%	50,000	0
Ruth Berlinger	50,000	1.5%	50,000	0
Nicolas Berlinger	50,000	1.5%	50,000	0
Erich Zwich	50,000	1.5%	50,000	0
Andreas Kalin	50,000	1.5%	50,000	0
Aeneas Hurlimann	50,000	1.5%	50,000	0
Simon Giger	50,000	1.5%	50,000	0
Cyrill Ziegler	50,000	1.5%	50,000	0

Each named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 3,350,000 shares of common stock outstanding on the date of this prospectus.

Other than as described above, none of the selling shareholders:

1.  Has had a material relationship with us other than as a shareholder at any time within the past three years; or

2.  Has ever been one of our officers or directors.

Regulation S Compliance

Each offer or sale above was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

In addition, we issued 2,000,000 restricted shares of common stock to Mr. Timm under Section 4(2) of the Securities Act of 1933 in October 2009. Mr. Timm is a sophisticated investor, is an officer and director of the company, and was in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

We issued 50,000 restricted shares of common stock to Chris Pollmann under Section 4(2) of the Securities Act of 1933 in October 2009. Mr. Pollmann is a sophisticated investor, is a VP of the company, and was in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal.  Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.

The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. The selling shareholders and any broker-dealer who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales.

None of the selling shareholders has any arrangement or agreement with any broker-dealer or underwriting firm to resell any shares on behalf of the selling shareholders.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1	Not engage in any stabilization activities in connection with our common stock;
2	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"  prices for penny stocks and the significance of the spread between the bid and ask price;

contains a toll-free telephone number for inquiries on disciplinary actions;

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and contains such other information and is in such form (including  language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

bid and offer quotations for the penny stock;
the compensation of the broker-dealer and its salesperson in the transaction;
the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

BUSINESS

Corporate History and Additional Information

Curry Gold Corp is a development stage public food catering company incorporated September 30, 2009 in the State of Nevada. The company intends to serve the vast and expanding number of immigrants from Germany in Switzerland with a traditional and well known snack called Currywurst. After successful implementation of the product and brand, Curry Gold Corp wishes to expand into the US cities New York, Washington, Boston and Chicago, as these cities have the most European tourists, expatriates and affinities.

Curry Gold Corp plans to serve its grilled specialty Currywurst and beverages out of a catering van, yet to be purchased by the company, to reach customers at places of interest during the day in high traffic business districts and during the evening around high traffic entertainment areas. The catering van would hold the grill, fryer and cooling fridge for beverages.

Background

There are disputes over where Currywurst was originally invented and which version is the best. Sometimes Currywurst is sold through a food booth with a machine that slices and spices the sausage. It is particularly popular in the metropolitan areas of the Ruhr area of Berlin, and Hamburg. Considerable variation both in the type of sausage used and the ingredients of the sauce occurs between these areas.

Germans are currently the fastest growing foreign group in the entire country of Switzerland. In 2008 there were 14,332 Germans moving into the canton of Zurich (source immigration authority Bern). Approximatly 300,000 Germans live in New York.

Concept and Strategy

The product itself:

Currywurst is a German dish consisting of hot pork sausage (German: Wurst means Sausage) cut into slices and seasoned with curry sauce, a key ingredient. The sauce consists of ketchup or tomato paste blended with curry and other spices topped with generous amounts of curry powder.

Germans know the Currywurst as a take-out/take-away food from snacks (Schnellimbisse), at diners or "greasy spoons," and on children's menus in restaurants. It’s traditionally recognized as snack food for 24hrs occasions.

Usually served with French fries or bread rolls, sometimes Currywurst is sold through a food booth with a machine that slices and spices the sausage.

A grilled sausage is known even in Switzerland as a fast snacking alternative which you find only in two varieties, but most often served with a piece of bread and mustard.

Our way to the customer:

With our menu, we are targeting mainstream customers from Germany, Switzerland and others with German background in the form of expatriates and tourists. We believe the taste and quality of our food offerings will have wide market appeal that will suit any consumer that enjoys fast snack products such as hot dogs and hamburgers.

The location of where the catering vans, once purchased, will be spread by way of promotion, flyers and word of mouth. Furthermore one can search on the web or even sms to locate the catering vans current position. For example simply text CGZH (Curry Gold Corp Zurich) and Curry Gold Corp will inform via text about the current location on that specific day.

We intend to be a franchisor and operator of fast-casual food service vans that capitalize on the growing trend of food to go (convenience food). We intend to use  ingredients which are commonly used in the preparation of currywurst. We intend to purchase the bulk of our sausage supplies from a single supplier, Bell AG. The balance of our food supplies will come from local vegetable/sausage and bread suppliers. Most food, produce and other products we intend to have shipped from distribution facilities directly to our location two to three times per week. We do not maintain a central food product warehouse or commissary. We do not have any  contracts with our food suppliers. All of the meat we intend to serve will be all-natural and hormone-free, not fat free. Our  currywurst sauce will be made by our company  with special ingredients especially imported from Berlin which is where Currywurst originated from.

Menu

Our menu is centered on our traditional hot Currywurst with fresh bread rolls, french fries or fried onions.

Our menu contains:

-	Currywurst (normal spicy or hot) with a fresh bread roll
-	Currywurst (normal spicy or hot) with French fries
-	The above mentioned with a topping of fresh fried onions

Beverages:

-	soft drinks
-	German beer
-	small bottles of champagne

Revenues

The pricing and costs of our menu items are as follows:

	Sale price	Material Cost

- Currywurst (normal spicy or hot) with a fresh bread roll.	$8.50	$3.00
- Currywurst (normal spicy or hot) with French fries.	$14.00	$4.00
- The above mentioned with a topping of fresh fried onions.	$2.00	$0.50
- Soft drinks.	$5.50	$1.50
- German beer.	$6.50	$2.00
- Small bottles of champagne.	$20.00	$10.00

Total	$56.50	$21.00

(Sales prices include 7.6% sales tax.)

 Prices of our menu items are approximately the same as what customers of Currywurst and soft drinks in Germany would pay.

Approximate expenses to operate one catering van and being a public company (per month):

Insurance and permitting	$300
Vehicle operating expenses (insurance, fuel and maintenance)	$600
One employee (including taxes)	$5000
Miscellaneous	$250

Total	$6150

In order to break even on one catering van we will need to generate approximate revenues of $13,000 per month. Our break even calculations are based on the monthly sale of 300 units of each of the main menu items listed above, and an estimated sale of 100 additional beverages. We estimate it will take approximately 700 patrons per month to generate the monthly revenue necessary to break even. Of these patrons, we would need 600 complete orders consisting of one of the currywurst options and a beverage, with half of those patrons ordering the additional fresh fried onions toppings. An additional 100 patrons choosing to purchase only beverages are included in our break even analysis.

	Sales	Material	Unit	Break Even	---- Monthly ----
	Price	Cost	Profit	Units	Total Revenues	Total COGS	Gross Profit
- Currywurst (normal spicy or hot) with a fresh bread roll.	8.50	3.00	5.50	300.00	2,550.00	900.00	1,650.00
- Currywurst (normal spicy or hot) with French fries.	14.00	4.00	10.00	300.00	4,200.00	1,200.00	3,000.00
- The above mentioned with a topping of fresh fried onions.	2.00	0.50	1.50	300.00	600.00	150.00	450.00
- Soft drinks.	5.50	1.50	4.00	300.00	1,650.00	450.00	1,200.00
- German beer.	6.50	2.00	4.50	300.00	1,950.00	600.00	1,350.00
- Small bottles of champagne.	20.00	10.00	10.00	100.00	2,000.00	1,000.00	1,000.00

Total	56.50	21.00	35.50	244.00	12,950.00	4,300.00	8,650.00

Estimated Monthly G&A Costs:
Insurance and permitting	300.00
Vehicle operating expenses (insurance, fuel and maintenance)	600.00
One employee (including taxes)	5,000.00
Miscellaneous expenses (printing, sundries ect.)	250.00
Costs of being a reporting public company (bookkeeping and audit, legal, filing fees etc.)	2,500.00
Total	8,650.00

Monthly Net Profit	-

Growth Strategy

We intend to have one catering van operational by the end of 2010. Additional catering vans will be brought into service depending on the success and the capital available to execute further growth.

We eventually plan to franchise the business after a twelve month trial in the canton of Zurich. Upon making a decision to offer franchises appropriate disclosures will be made with drafts of any proposed agreements being attached as exhibits to that disclosure.

If we decide to franchise the business we will award franchises both on an individual basis in the Zurich area and to entre prenuer’s outside the canton throughout the German speaking part of Switzerland. In twelve to twenty four months we would then considerselling franchises in the US.

We would seek to sell franchises to sophisticated, experienced operators who already know their markets, having operated other food service companies in their territories. We believe these sophisticated operators would enable our concept to grow rapidly and help establish the Curry Gold Corp brand across Switzerland and abroad. We do not intend to allow sub-franchising. All franchise agreements would be directly with us.
We also intend to grow our vans base through the building of company-owned units (catering vans). Our current plan calls for approximately 10% of our units to be company-owned. The primary purpose of this effort is to ensure that management understands how the vans evolve and operate and has its own “kitchen” to test new initiatives (menu items, loyalty programs etc.) in front of real customers. We are instituting a loyalty program that utilizes magnetically encoded discount loyalty cards with our repeat customers. Our database should contain the names of all loyalty card users, so we can text them for special occasions. The loyalty card provides us with a direct communications channel with our customers, drives sales and allows us to track consumer behavior.

Suppliers

Regional suppliers will be used to fulfill the demand of the products we intend to vend to the consumer. Furthermore the sauce will be made by our company using ingredients directly imported from Berlin.

We intend to obtain consistent quality ingredients at competitive prices from reliable sources. To obtain operating efficiencies and to provide fresh ingredients for our food products while obtaining the lowest possible ingredient prices for the required quality, we intend to purchase the bulk of our sausage supplies from a single supplier, Bell AG. The balance of our food supplies will come from local vegetable/sausage and bread suppliers. Most food, produce and other products will be shipped from distribution facilities directly to our location two to three times per week. We do not maintain a central food product warehouse or commissary. We do not have any long-term contracts with our food suppliers.

Competition

Switzerland:

There are no street vendors selling Currywurst. Only various locations of ordinary sausage grills who offer two varieties of a grilled sausage native to Switzerland.

The snacking industry is intensely competitive. There are many different sectors within this industry that are distinguished by types of service, food types and price/value relationships. We intend to position Curry Gold Corp in the highly competitive and fragmented fast-casual sector of the fast food industry. In addition to competing against other fast-casual restaurants, we compete against other sectors of the restaurant industry, including fast-food restaurants and casual dining restaurants. The number, size and strength of competitors within each sector vary by region. We believe competition is based on a number of factors including taste, product quality, speed of service, value, name recognition, location and customer service. Although we believe we will be able to compete favorably with respect to each of these factors, many of our direct and indirect competitors are well-established national, regional or local chains and have substantially greater financial, marketing, personnel and other resources.

Customers seeking a traditional “thinking of home” meal at a foodservice establishment, have several choices available to them throughout cities we intend to target. However, there are no truly national chains of quick-service grills that fulfill these needs.

Employees and Employment Agreements

At present, we have no employees, other than Mr. Timm who is currently our only director and Chris Pollmann who is our VP. Mr. Timm and Mr. Pollmann do not have employment agreements with Curry Gold Corp. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

We intend to hire staff to operate the catering vans. We have not entered into any negotiations or contracts with any employees. We do not intend to initiate negotiations or hire anyone until we are capitalized.

Twelve Month Plan of Operation

Objectives	Anticipated Costs	Time Frame
1. Creation of Company website	$3,000	Complete by April 1, 2010
2. Setting up the food & beverages sortiment	$2,000	Complete by May 1, 2010
3. Initial marketing campaign	$15,000	Complete by July 1, 2010 (Dependent on additional financing.)
4. Set-up of Non-food material (catering van)	$75,000	Complete by November 1, 2010 (Dependent upon additional financing.)
Total costs.	$95,000

Our plan of operation for the twelve months following the date of this prospectus is to implement the proposed milestones set out above. We anticipate that the total cost of this program could be up to $95,000.

As well, we anticipate spending an additional $10,000 on professional fees, including fees payable in connection with the filing of this registration statement, complying with reporting obligations and general administrative costs. Total expenditures over the next 12 months are therefore expected to be $105,000.

We currently have enough funds on hand to complete our initial objectives and to pay for expenses associated with this offering.  To complete all of our proposed 12 month objectives we will require additional funding. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. Our President, Soenke Timm,  is prepared to provide us with a  loan in the total amount of $20,000, together with interest accrued at the rate of ten percent (10%) per year on any unpaid balance, over the next nine months.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to meet our obligations over the next twelve months.We believe that debt financing will not be an alternative for funding the 12 month plan.

Blank Check Company Issues

Rule 419 of the Securities Act of 1933, as amended (the “Act”) governs offerings by “blank check companies.”  Rule 419 defines a “blank check company” as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

Our management believes that the Company does not meet the definition of a “blank check company,” because, while we are in the development stage, we do have a specific business plan and purpose as described above, and our current purpose is not to engage in a merger or acquisition, and as such, we should not therefore be characterized as a “blank check company.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

We are a development stage corporation and have not started operations and have not yet generated or realized any revenues.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website and have our first catering van in operation. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by management of our company. We must raise cash to implement our project and begin our operations.

We have only one director and two officers. Soenke Timm our only director is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, he will be responsible for the administration of the controls. Should Mr. Timm not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

Plan of Operation

The initial target market for our currywurst product will be Zurich, Switzerland. After successful implementation we eventually plan to franchise the business. Upon making a decision to offer franchises appropriate disclosures will be made with drafts of any proposed agreements being attached as exhibits to that disclosure.  Franchises would be offered for sale in major US markets such as New York, Washington, Boston and Chicago, as these cities have the most European tourists, expatriates and affinities.

We will first focus our efforts on the creation of a website and setting up of our food and beverage assortment which will be our completed menu and pricing.

We intend to have one catering van operational by the end of 2010. Additional catering vans will be brought into service depending on the success and the capital available to execute further growth.

Liquidity and Capital Resources

We had total assets, consisting solely of cash of $15,500 as of November 30, 2009.

We had total liabilities consisting solely of current liabilities of $745 as of November 30, 2009, which was a shareholder loan from Chris Pollmann, our VP, for incorporation costs of Curry Gold Corp in Nevada.

We had financing activities of $15,500 from inception to November 30, 2009, which was due to $15,500 of proceeds from private placements in connection with the sale of shares of our common stock in connection with this Offering.

The Company estimates the need for approximately $205,000 of additional funding during the next 12 months to continue our business operations and expand our operations as planned and we can provide no assurances that such funding can be raised on favorable terms, if at all.

We believe we can continue our operations for approximately the next nine (9) months if no additional financing is raised based on a loan in the amount of $20,000 to the company agreed to be provided from our President Soenke Timm; provided however that we will not be able to expand our business operations or acquire a vending van, and will need to actively seek to keep our expenses associated with being a public company and marketing expenses as low as possible until such time as we can raise additional funding, if ever.If we are unable to raise adequate working capital for fiscal 2010, we will continue to market our services and will continue to actively seek out additional funding for the Company’s planned expansion (as described above), but we will be restricted in the implementation of our business plan.

Assuming that our registration statement of which this Prospectus is a part is declared effective by the Commission, we plan to seek out additional debt and/or equity financing; however, we do not currently have any specific plans to raise such additional financing at this time.  We believe that by becoming a reporting company and becoming subject to the filing requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, as well as by engaging a market maker to quote our common stock on the OTCBB (as is our current plan) we will be able to make an investment in the Company more attractive to potential investors, which will help facilitate our ability to raise capital, of which there can be no assurance. The sale of additional equity securities, if undertaken by the Company and if accomplished, may result in dilution to our shareholders. We cannot assure you, however, that future financing will be available in amounts or on terms acceptable to us, or at all.

Critical Accounting Policies:

Basis of Presentation Note

The Company's financial statements are presented in accordance with accounting principles generally accepted (GAAP) in the United States.  The accompanying financial statements have been prepared solely from the accounts of the Company. The Company represents that they do not include personal accounts or those of any other operation in which the company was engaged.

Development Stage Policy:

The Company has not earned revenue from planned principal operations since inception (September 30, 2009). Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth by current authoritative account literature. Among the disclosures required by current accounting literature are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amount of assets, liabilities, and disclosures contingent on assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods.  Actual results could differ from these estimates.

Fair Value of Financial Instruments:

The estimated fair values of cash and property and equipment due to the stockholder, none of which are held for trading purposes, approximate their carrying value because of short term maturity of these instruments or the stated interest rates are indicative of market interest rates.

Cash and Cash Equivalents:

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Income Taxes:

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless management believes it is more likely than not that such assets will be realized.

Basic and Diluted Income/(Loss) Per Share:

The basic income/(loss) per common share is computed by dividing net income/(loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of November 30, 2009 there were no dilutive convertible common shares outstanding.

Revenue Recognition:

The Company recognizes revenue when the first sales of our curry wurst product have been received. Since our inception on September 30, 2009 to our fiscal year ended November 30, 2009, the Company has had no revenues.

Stock Based Compensation:

Stock-based awards to non-employees are accounted for using the fair value method.

The Company adopted provisions which requires that we measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements.

The Company has adopted the “modified prospective” method, which results in no restatement of prior period amounts. This method would apply to all awards granted or modified after the date of adoption. In addition, compensation expense must be recognized for any unvested stock option awards outstanding as of the date of adoption on a straight-line basis over the remaining vesting period. The Company will calculate the fair value of options using a Black-Scholes option pricing model. The Company does not currently have any outstanding options subject to future vesting therefore no charge is required for the period ended November 30, 2009. Our method also requires the benefits of tax deductions in excess of recognized compensation expense to be reported in the Statement of Cash Flows as a financing cash inflow rather than an operating cash inflow. In addition, our method required a modification to the Company’s calculation of the dilutive effect of stock option awards on earnings per share. For companies that adopt the “modified prospective” method, disclosure of pro forma information for periods prior to adoption must continue to be made.

Fair Value of Financial Instruments:

Accounting principles generally accepted in the United States of America require disclosing the fair value of financial instruments to the extent practicable for financial instruments, which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. In assessing the fair value of these financial instruments, the Company uses a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. For certain instruments, including cash, accounts payable, accrued liabilities and convertible notes payable, it was estimated that the carrying amount approximated fair value for the majority of these instruments because of their short maturity.

Recent Accounting Pronouncements:

Effective June 30, 2009, the Company adopted a new accounting standard issued by the FASB related to the disclosure requirements of the fair value of the financial instruments. This standard expands the disclosure requirements of fair value (including the methods and significant assumptions used to estimate fair value) of certain financial instruments to interim period financial statements that were previously only required to be disclosed in financial statements for annual periods. In accordance with this standard, the disclosure requirements have been applied on a prospective basis and did not have a material impact on the Company’s financial statements.

In June 2009, the Financial Accounting Standards Board ("FASB") established the FASB Accounting Standards Codification ( the "Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in conformity with GAAP.  Rules and interpretive releases of the Securities and Exchange Commission ("SEC") under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  The introduction of the Codification does not change GAAP and other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the our consolidated financial statements.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, consisting of Mr. Soenke Timm, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, consisting of our Chief Executive Officer and Chief Financial Officer, Mr. Timm reviews the Company's internal accounting controls, practices and policies.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

None.

MANAGEMENT

Officer and Directors

Our directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Our officer was elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. At the present time we have two officers and one director. The board of directors has no nominating, auditing or compensation committees.

Our Officers, Directors and management is set forth below:

Name	Age	Positions
Soenke Timm	39	President, Secretary, Treasurer and Director
Chris Pollmann	33	VP

The person named above have held their office positions since the inception of our company and are expected to hold their office/positions until the next annual meeting of our stockholders.

Background of Officer and Directors

Soenke Timm:

Soenke Timm has been our President and Chief Executive Officer and a member of our board of directors since inception. Mr. Timm has devoted approximately 25% or 10 hours per week of his professional time to our business and intends to continue to devote this amount of time in the future and increase as needed.

From 2003 to 2004 Soenke was a Project Manager of corporate media with publishing house Mediax AG in St. Gallen Switzerland. From January 2005 until autumn 2005 Mr. Timm was a senior international account executive with Scholz&Friends, an advertising agency in Hamburg Germany. From September 2005 until October 2006 he became a project organizer with KoKa Verwaltung in Hamburg, a producer of convenience food for Northern Europe. In autumn 2006 to autumn 2007 Mr. Timm had the position of controller with Hanse Lounge, a private business club in Hamburg. From autumn 2007 until spring 2008 he became the senior sales manager with two publishing houses, Rich Verlags GmbH, located in Hamburg and KIG AG located in Zurich. Presently Mr. Timm is a business consultant in Zurich Switzerland. He holds a certificate for jewellery retail with Cartier, a degree for ETMA (European Training for Management) and Trade Assistant from the University of Hamburg in 1990.

Directorships in Other Public Companies

Soenke Timm has never been a director or officer of any other reporting company.

Chris Pollmann:

Chris Pollmann has been our VP since inception. Mr. Pollmann has devoted approximately 5% or 10 hours per month of his professional time to our business and intends to continue to devote this amount of time in the future and increase as needed.

Since November of 2004 Chris has been a project manager for Business Solution Group Zurich. BSG is an IT firm with consultants and IT engineers who advise and develop, integrate and support demanding end-to-end solutions from core banking to insurance. Chris holds a MSc in Economics, majoring in Financial and Capital Markets from the University of St. Gallen Switzerland and completed Chartered Financial Analyst Program Charlottesville USA .

Directorships in Other Public Companies

Chris Pollmann has never been a director or officer of any other reporting company.

Conflicts of Interest

We do not foresee any conflicts of interest. Any conflicts of interest will be handled on a case by case basis.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any Director or executive officer, of the Company during the past five years.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Audit Committee and Financial Expert

The Company is not required to have an audit committee and as such, does not have one.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors, evaluated the business of the Company and the number of employees and determined that since the business is operated by only two persons Soenke Timm and Chris Pollmann, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines.   In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

EXECUTIVE COMPENSATION

There has been no compensation awarded to, earned by, or paid to our executive officer or directors since incorporation.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with our officers or Directors.

 Compensation Discussion and Analysis

Director Compensation

Our Board of Directors (consisting solely of Mr. Soenke Timm) does not currently receive any consideration for his services as a member of the Board of Directors.  The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination, and as such Mr. Timm and Mr. Pollmann, as our sole officers and Directors, determine their salary in their sole discretion.  As neither Mr. Timm nor Mr. Pollmann currently draws any compensation from us, we do not currently have any executive compensation program in place.  Our Board of Directors also reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance.  This package may also include long-term stock based compensation to certain executives which is intended to align the performance of our executives with our long-term business strategies.  Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.  We do not currently anticipate paying any cash compensation to our officers until such time as we generate revenues sufficient to support our operations and planned business activities, if ever.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officer and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and disposition power with respect to the shares.

Name of Beneficial Owner [1]	Number of Common Shares	Percentage of Class [2]
Soenke Timm	2,000,000	60%
Chris Pollmann	50,000	1.5%
All Officers and Directors as a Group	2,000,000	61.5%

[1] The persons named above may be deemed to be a parent and promoter of our company by virtue of his direct and indirect stock holdings. Mr. Timm and Mr. Pollmann are the only promoters of our company.

[2] The percent of class is based on 3,350,000 shares of common stock issued and outstanding as of the date of this prospectus.

Future Sales by Existing Stockholders

We currently have a total of 24 stockholders. A total of 3,350,000 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 restrictions provide that no restricted shares may be sold during the first 6 months following their initial issuance. For the next year thereafter the greater of 1% per quarter of the issued and outstanding shares of the particular class or such number as is determined by a formula based on average weekly trading volume may be sold. So long as the seller remains an affiliate (i.e. 10% holder) these volume restrictions remain indefinitely. In the event that the seller is not or ceases to be an affiliate, the subject shares become free of hold restrictions after 1 year.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is currently no public market for the securities.

Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in the aftermarket.

If and when we create a market for its common stock, our common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

1.  Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

2.  Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

3.  Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

4.  The broker or dealer who has affected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for our stock.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The following are all of the material terms that apply to our holders of our common stock:

They have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

They are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

They do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

They are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Stock Transfer Agent

We have not yet appointed a stock transfer agent for our securities. We intend to appoint a stock transfer agent before effectiveness of this prospectus.

CERTAIN TRANSACTIONS

In October 2009, we issued a total of 2,000,000 shares of restricted common stock to Mr. Timm, an officer and director of our company for $2,000.

In October 2009, we issued a total of 50,000 shares of restricted common stock to Mr. Pollmann, an officer and director of our company for $500.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

EXPERTS

Our financial statements for the period from inception to November 30, 2009 included in this prospectus have been audited by M&K CPAS, PLLc, Independent Registered Public Accountants, of Houston, Texas, as set forth in their report included in this prospectus.

FINANCIAL STATEMENTS

Our fiscal year end is November 30. We will provide audited financial statements to our stockholders on an annual basis. The statements will be audited by an Independent Registered Public Accountant.

Our audited financial statement from inception to November 30, 2009 and the unaudited financial statements for the period ended November 30, 2009 immediately follow:

Table of Contents to Financial Statements

Audited Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Curry Gold Corp
(A Development Stage Company)

We have audited the accompanying Balance Sheet of Curry Gold, Corp., (a Development Stage Company), as of November 30, 2009, and the related Statements of Operations, Stockholders Equity, and Cash Flows for the period from inception (September 30, 2009) to November 30, 2009.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Curry Gold Corp. as of November 30, 2009, and the results of its operations and its cash flows for the period from inception (September 30, 2009) to November 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has no current source of income and has limited cash. These matters raise substantial doubt about the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern. See note 3 to the financial statements for further information regarding this uncertainty.

/s/ M&K CPA’s, PLLC

M&K CPA’s, PLLC
www.mkacpas.com
Houston, TX
December 9, 2009

CURRY GOLD CORP
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

November 30,
2009
ASSETS

Current assets:
Cash	$15,500
Total current assets	15,500

Total assets	$15,500

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable - related party	$745
Total current liabilities	745

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares authorized,
3,350,000 shares issued and outstanding as of November 30, 2009	3,350
Additional paid-in capital	12,150
(Deficit) accumulated during development stage	(745)
Total stockholders' equity	14,755

Total stockholders' liabilities and equity	$15,500

The accompanying notes are an integral part of the financial statements

CURRY GOLD CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

September 30, 2009
(inception) to
November 30, 2009

Revenue	$-

Operating expenses:
General and administrative	745

Total operating expenses	745

Net operating loss	(745)

Loss before provision for income taxes	(745)

Provision for income taxes	-

Net (loss)	$(745)

Weighted average number of common shares
outstanding - basic and fully diluted	2,444,262

Net (loss) per share - basic and fully diluted	$(0.00)

The accompanying notes are an integral part of the financial statements

CURRY GOLD CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY

				(Deficit)
				accumulated
			Additional	during	Total
	Common stock		paid-In	development	stockholders'
	Shares	Amount	capital	stage	equity
Common stock issued to founder for cash at $0.001 per share	2,000,000	$2,000	$-	$-	$2,000

Common stock issued to founders for cash at $0.01 per share	1,350,000	1,350	12,150	-	13,500

Net loss for the year ended November 30, 2009	-	-	-	(745)	(745)

Balance, November 30, 2009	3,350,000	$3,350	$12,150	$(745)	$14,755

The accompanying notes are an integral part of the financial statements

CURRY GOLD CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

September 30, 2009
(inception) to
November 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(745)
Increase (decrease) in assets:
Accounts payable - related party	745

Net cash used in operating activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from founders shares for cash	15,500

Net cash provided by financing activities	15,500

NET CHANGE IN CASH	15,500

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF YEAR	$15,500

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of the financial statements

CURRY GOLD CORP
(A Development Stage Company)
Notes to Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies

Nature of business
Curry Gold Corp (“the Company”) was incorporated in the state of Nevada on September 30, 2009 (“Inception”). The Company was formed to become an operator and franchisor of fast-casual food catering vans that capitalize on the growing trend of food to go (convenience food) with its Currywurst product, a product native to Germany, and market it through Switzerland and into major metropolitan US cities.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. The Company follows the same accounting policies in the preparation of interim reports.

The Company has adopted a fiscal year end of November 30th.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation
The Company's financial statements are presented in accordance with accounting principles generally accepted (GAAP) in the United States.  The accompanying financial statements have been prepared solely from the accounts of the Company. The Company represents that they do not include personal accounts or those of any other operation in which the company was engaged.

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents
We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Start-Up Costs
The Company accounts for start-up costs, including organization costs, whereby such costs are expensed as incurred.

Development Stage Policy:

The Company has not earned revenue from planned principal operations since inception (insert date of inception). Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth by current authoritative account literature. Among the disclosures required by current accounting literature are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Stock Based Compensation:

Stock-based awards to non-employees are accounted for using the fair value method.

Curry Gold Corp adopted the provisions which requires that we measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements.

CURRY GOLD CORP
(A Development Stage Company)
Notes to Financial Statements

Curry Gold Corp has adopted the “modified prospective” method, which results in no restatement of prior period amounts. This method would apply to all awards granted or modified after the date of adoption. In addition, compensation expense must be recognized for any unvested stock option awards outstanding as of the date of adoption on a straight-line basis over the remaining vesting period. Curry Gold Corp will calculate the fair value of options using a Black-Scholes option pricing model. Curry Gold Corp does not currently have any outstanding options subject to future vesting therefore no charge is required for the period ended November 30, 2009. Our method also requires the benefits of tax deductions in excess of recognized compensation expense to be reported in the Statement of Cash Flows as a financing cash inflow rather than an operating cash inflow. In addition, our method required a modification to the Company’s calculation of the dilutive effect of stock option awards on earnings per share. For companies that are using the “modified prospective” method, disclosure of pro forma information for periods prior to adoption must continue to be made.

Income taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Fair value of Financial Instruments
Financial instruments consist principally of cash, trade and notes receivables, trade and related party payables and accrued liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management’s opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

Revenue recognition
Revenue is recognized at the time of sale if collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Basic and diluted loss per share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Recently Adopted Accounting Pronouncements
Effective June 30, 2009, the Company adopted a new accounting standards FASB related to the disclosure requirements of the fair value of the financial instruments. This standard expands the disclosure requirements of fair value (including the methods and significant assumptions used to estimate fair value) of certain financial instruments to interim period financial statements that were previously only required to be disclosed in financial statements for annual periods. In accordance with this standard, the disclosure requirements have been applied on a prospective basis and did not have a material impact on the Company’s financial statements.

In June 2009, the Financial Accounting Standards Board ("FASB") established the FASB Accounting Standards Codification ( the "Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in conformity with GAAP.  Rules and interpretive releases of the Securities and Exchange Commission ("SEC") under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  The introduction of the Codification does not change GAAP and other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the our consolidated financial statements.

CURRY GOLD CORP
(A Development Stage Company)
Notes to Financial Statements

Recently Issued Accounting Standards
In August 2009, the FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis. This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. This standard is effective for the Company on October 1, 2009. The Company does not expect the impact of its adoption to be material to its financial statements.

In October 2009, the FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective for the Company on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective for the Company on January 1, 2011.

Note 3 – Going Concern

As shown in the accompanying financial statements, the Company has no revenues and has incurred cumulative net losses of $745 as of November 30, 2009. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new ventures to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Related Party

On October 12, 2009, the Company issued 2,000,000 founder’s shares to the Company’s President at the par value of $0.001 in exchange for proceeds of $2,000.

On October 12, 2009, the Company issued 50,000 founder’s shares to a Director of the Company at $0.01 in exchange for proceeds of $500.

During the month of October, 2009, the Company issued 1,300,000 founder’s shares at the $0.01 in exchange for proceeds of $13,000.

CURRY GOLD CORP
(A Development Stage Company)
Notes to Financial Statements

Note 5 – Stockholders’ Equity

On September 30, 2009, the founders of the Company established 75,000,000 authorized shares of $0.001 par value common stock.

Common stock
On October 12, 2009, the Company issued 2,000,000 founder’s shares to the Company’s President at the par value of $0.001 in exchange for proceeds of $2,000.

On October 12, 2009, the Company issued 50,000 founder’s shares to a Director of the Company at $0.01 in exchange for proceeds of $500.

During the month of October, 2009, the Company issued 1,300,000 founder’s shares at the $0.01 in exchange for proceeds of $13,000.

Note 6 – Fair Value of Financial Instruments

The Company adopted a standard that defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under this standard certain assets and liabilities must be measured at fair value, and disclosures are required for items measured at fair value.

The Company’s only financial instrument that must be measured under the new fair value standard is cash. The Company currently does not have non-financial assets or non-financial liabilities that are required to be measured at fair value on a recurring basis. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. The fair value of the Company’s cash is based on quoted prices and therefore classified as Level 1.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following table provides a summary of the fair values of assets and liabilities:

		Fair Value Measurements at
		November 30, 2009
	Carrying
	Value
	November 30,
	2009	Level 1	Level 2	Level 3
Assets:
Cash	$15,500	$15,500	$-	$-
Total	$15,500	$15,500	$-	$-

CURRY GOLD CORP
(A Development Stage Company)
Notes to Financial Statements

Development Stage Policy:

The Company has not earned revenue from planned principal operations since inception (September 30, 2009). Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth by current authoritative account literature. Among the disclosures required by current accounting literature are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Stock Based Compensation:

Curry Gold Corp adopted a fair value method that would require us to measure and recognize stock-based compensation expense at an amount equal to the fair value of stock-based payments granted under compensation arrangements.

Curry Gold Corp has adopted a modified prospective method, which results in no restatement of prior period amounts. This method would apply to all awards granted or modified after the date of adoption. In addition, compensation expense must be recognized for any unvested stock option awards outstanding as of the date of adoption on a straight-line basis over the remaining vesting period. Curry Gold Corp will calculate the fair value of options using a Black-Scholes option pricing model. Curry Gold Corp does not currently have any outstanding options subject to future vesting therefore no charge is required for the period ended November 30, 2009. Our method also requires the benefits of tax deductions in excess of recognized compensation expense to be reported in the Statement of Cash Flows as a financing cash inflow rather than an operating cash inflow. In addition, our method would require a modification to the Company’s calculation of the dilutive effect of stock option awards on earnings per share. Under  this method, disclosure of pro forma information for periods prior to adoption must continue to be made.

Note 7 – Income Taxes

Curry Gold Corp believes that given its operational status, it is remote that the Company will pay federal income taxes in the future. Curry Gold Corp also does not have any material uncertain income tax positions. There was an income tax provision or $0 and $0 for the twelve months ended November 30, 2009. We have a NOL carry forward of approximately $745 which will begin to expire in fiscal year 2028.

From Inception
(May 28, 2008) to
July 31, 2009
Current Deferred Tax Asset	$-

Current Year Net Income/(Loss)	745
Tax Rate	35%
Expected Income tax expense (benefit)	261
Valuation Allowances	(261)
Total	$-

Note 8 – Subsequent Events

We have evaluated subsequent events through January 4, 2010. During this period there have not been any subsequent events.

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CURRY GOLD CORP.
PROSPECTUS

1,300,000 SHARES OF
COMMON STOCK

******************************************************************************

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify our director and officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our director, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

SEC Registration Fee	$1
General & Administrative	250.00
Accounting Fees and Expenses	3,000.00
Legal Fees and Expenses	2,000.00

TOTAL	$5,251.00

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement.

Exhibit No.	Document Description
3.1	Articles of Incorporation
3.2	Bylaws
3.3	Loan Agreement*
5.1	Opinion Of Michael M. Kessler, regarding the legality of the Securities being registered.
23.1	Consent of M&K CPAS, PLLC Certified Public Accountants.
* filed herewith

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1 Registration Statement and has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zurich, Switzerland on this 17th day of March, 2010.

CURRY GOLD CORP.

BY: /s/ Soenke Timm
Soenke Timm

President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer Principal Executive Officer, Principal Financial Officer, Controller and a member of the Board of Directors

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on March 17, 2010.

BY: /s/ Chris Pollmann
Chris Pollmann

VP and a member of the Board of Directors